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                                 Certified to be a true and correct copy of
                                 the By-Laws of DSMI Corp. adopted by
                                 the Incorporator on February 22, 1995,
                                 and approved by written consent of the
                                 Board of Directors on the same date.

                                 /s/ John Pappajohn
                                 -------------------------------------
                                 John Pappajohn, Secretary


                            BYLAWS
                              OF
                          DSMI CORP.
                   (a Delaware corporation)

                        ARTICLE I

                        STOCKHOLDERS

              SECTION 1.01 ANNUAL MEETING. The Annual Meeting of the stockholders of this Corporation, for the purpose of electing Directors and transacting such other business as may come before the meeting, shall be held on such date, at such time and at such place as may be designated by the Board of Directors.

              SECTION 1.02 SPECIAL MEETINGS. Special Meetings of the stockholders may be called at any time by the Chairman or by the President, or by a majority of the entire Board of Directors acting with or without a meeting. Special Meetings may be called for any purpose(s); however, the business transacted at any such Special Meeting shall be confined to the purposes set forth in the notice thereof.

              SECTION 1.03 PLACE OF MEETINGS. Meetings of stockholders shall be held at such place as the person or persons calling the meetings shall decide, unless the Board of Directors decides that a meeting shall be held at some other place and causes the notice thereof to so state.

              SECTION 1.04 NOTICES OF MEETINGS. Unless waived, a written, printed, or typewritten notice of each Annual or Special meeting, stating the date, hour and place and the purpose or purposes thereof shall be delivered or mailed to each stockholder of record entitled to vote or entitled to notice, not more than 60 days nor less than 10 days before any such meeting. If mailed, such notice shall be directed to a stockholder at his or her address as the same appears on the records of the Corporation. Notice shall not be required to be given to any stockholder who submits a signed waiver of notice, in person

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or by proxy, whether before or after such meeting. The attendance of any stockholder at a meeting without protesting, prior to the conclusion of the meeting, the lack of notice of such meeting, shall constitute a waiver of notice by him or her. If a meeting is adjourned to another time or place and such adjournment is for 30 days or less and no new record date is fixed for the adjourned meeting, no further notice as to such adjourned meeting need be given if the time and place to which it is adjourned are fixed and announced at such meeting. If, however, such adjournment exceeds 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of such adjourned meeting must be given to each stockholder of record entitled to vote at such meeting. In the event of a transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice on the transferee. Such notice shall specify the place where the stockholders list will be open for examination prior to the meeting if required by Section 1.08 hereof.

              SECTION 1.05 FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If the Board shall not fix such a record date, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board of Directors shall adopt the resolution relating thereto. Determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

              SECTION 1.06 ORGANIZATION. At each meeting of the stockholders, the Chairman, or in the absence of the Chairman, the President, or, in the absence of both such officers, a Chairman chosen by a majority in interest of the stockholders present in person or by proxy and entitled to vote, shall act as Chairman, and the Secretary of the Corporation, or, if the Secretary of the Corporation not be present, the Assistant Secretary, or, in the absence of both such officers, any person whom the Chairman of the Meeting shall appoint, shall act as Secretary of the Meeting.

              SECTION 1.07 QUORUM. A stockholders' meeting duly called shall not be organized for the transaction of business unless a quorum is present. Except as otherwise expressly provided by law, the Certificate of Incorporation or these Bylaws, the presence in person or by proxy of holders of record of shares of stock of the Corporation entitling

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them to exercise at least a majority of the voting power of the Corporation shall constitute a quorum for such meeting. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, a majority in voting interest of the stockholders present may adjourn, or, in the absence of a decision by the majority, any officer entitled to preside at such meeting may adjourn the meeting from time to time to such time (not more than 30 days after the previously adjourned meeting) and place as they (or he/she) may determine, without notice other than by announcement at the meeting of the time and place of the adjourned meeting. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

              SECTION 1.08 LIST OF STOCKHOLDERS. The Secretary of the Corporation shall prepare and make a complete list of the stockholders of record as of the applicable record date entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The Corporation shall be entitled for all purposes to rely on the address for any stockholder appearing on the records of its duly-appointed transfer agent(s), unless a stockholder shall specifically file with the Secretary of the Corporation a written request that notices intended for such stockholder be mailed to a different address, in which case all notices shall be mailed to the address specified in such request.

              SECTION 1.09 ORDER OF BUSINESS AND PROCEDURE. The order of business at all meetings of the stockholders and all matters relating to the manner of conducting the meeting shall be determined by the Chairman of the Meeting, whose decisions may be overruled only by majority vote of the stockholders present and entitled to vote at the meeting in person or by proxy. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders, but it shall not be necessary to follow any manual of parliamentary procedure.

          SECTION 1.10 VOTING.

              (a) Each stockholder of Common Stock shall, at each meeting of the stockholders, be entitled to one vote for each share of the Common Stock of the Corporation which shall have been held by and registered in the name of such stockholder on the books of the Corporation on the date fixed pursuant to these Bylaws as the record

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date for the determination of stockholders entitled to notice of and to vote at such meeting, except as may otherwise be provided by statute or the Certificate of Incorporation.

              (b) Any such voting rights may be exercised by the stockholder entitled thereto in person or by such stockholder's proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the Secretary of the Meeting in sufficient time to permit the necessary examination and tabulation thereof before the vote is taken; provided, however, that no proxy shall be valid after the expiration of three years after the date of its execution, unless the stockholder executing it shall have specified therein the length of time it is to continue in force. At any meeting of the stockholders at which a quorum is present, all matters, except as otherwise expressly required by law, the Certificate of Incorporation or these Bylaws, shall be decided by the vote of a majority of the shares present in person or by proxy and entitled to vote thereat and thereon. The vote at any meeting of the stockholders on any questions need not be by ballot, unless so directed by the Chairman of the Meeting or required by the Certificate of Incorporation; PROVIDED, however, that with respect to the election of Directors, any stockholder shall have the right to demand that such vote be taken by written ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, as the case may be, and it shall state the number of shares voted. Each proxy shall be revocable at the pleasure of the person executing it, or of such person's personal representative(s) or assign(s), except as otherwise provided by statute. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed the proxy unless, before the authority is exercised, valid and sufficient written notice of an adjudication of such incompetence or of such death is received by the Secretary of the Corporation.

              SECTION 1.11 INSPECTORS. The Board of Directors, in advance of any meeting of the stockholders, may appoint one or more inspectors to act at the meeting. If inspectors are not so appointed, the person presiding at the meeting may appoint one or more inspectors. If any person so appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. The inspectors so appointed shall determine the number of shares outstanding, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies and shall receive votes, ballots, waivers, releases, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, waivers, releases, or consents, determine and announce the results and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

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                           ARTICLE II

                      BOARD OF DIRECTORS

              SECTION 2.01 GENERAL POWERS OF BOARD. The powers of the Corporation shall be exercised, its business and affairs conducted, and its property controlled by the Board of Directors, except as otherwise provided by the law of Delaware or in the Certificate of Incorporation. Each Director shall be at least 21 years of age.

              SECTION 2.02 NUMBER OF DIRECTORS. The number of Directors of the Corporation shall not be less than two, with the exact number of Directors to be such number as may be set from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors; PROVIDED, HOWEVER, that no decrease in the size of the Board shall serve to reduce the term of any Director then in office. As used in these Bylaws, the term "entire Board" means the total number of Directors which the Corporation would have if there were no vacancies. The initial number of Directors and the persons appointed as the initial Directors shall be as selected by the incorporator.

              SECTION 2.03 ELECTION OF DIRECTORS. At each Annual Meeting of the stockholders, Directors shall be elected by a plurality of the votes cast by the holders of Common Stock entitled to vote thereon for a term of one year, and shall hold office until the election and qualification of their successors, or until their earlier resignation or removal.

              SECTION 2.04 NOMINATIONS. Nominations for the election of Directors may be made by the Board of Directors or a committee thereof or by any stockholder entitled to vote for the election of Directors.

              SECTION 2.05 RESIGNATIONS. Any Director of the Corporation may resign at any time by giving written notice to the Chairman, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

              SECTION 2.06 VACANCIES. In the event that any vacancy shall occur in the Board of Directors, whether because of death, resignation, removal, newly created directorships resulting from any increase in the authorized number of Directors, the failure of the stockholders to elect the whole authorized number of Directors, or for any other reason, such vacancy shall be filled by the vote of a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy shall hold office until the next Annual Meeting of stockholders for the election of Directors, and until the election and qualification of his or her successor.

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              SECTION 2.07 REMOVAL OF DIRECTORS. Any or all of the Directors may
be removed for cause or without cause only by a majority vote of all outstanding shares of stock.

              SECTION 2.08 PLACE OF MEETING, ETC. The Board of Directors may hold any of its meetings at the principal office of the Corporation or at such other place or places as the Board of Directors may from time to time designate. Directors may participate in any regular or special meeting of the Board of Directors or of any committee thereof by means of conference telephone or similar communications equipment pursuant to which all persons participating in any such meeting can hear each other and such participation shall constitute presence in person at any such meeting.

              SECTION 2.09 REGULAR MEETINGS. A Regular Meeting of the Board of Directors shall be held following each Annual Meeting of Stockholders for the purpose of organizing the Corporation's affairs and the transaction of such other business as may properly come before such meeting. Other Regular Meetings of the Board of Directors may be held at such intervals and at such time as shall from time to time be determined by the Board of Directors. Once such determination has been made and notice thereof has been once given to each person then a member of the Board of Directors, such Regular Meetings may be held at such intervals and at the time(s) and place(s) so designated without further notice being given.

              SECTION 2.10 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman, by the President or by a majority of Directors then in office, to be held on such day and at such time as shall be specified by the person or persons calling the meeting.

              SECTION 2.11 NOTICE OF MEETINGS. Notice of each Special Meeting or, where required, each Regular Meeting of the Board of Directors shall be deemed properly given to each Director either: (a) when mailed by first class mail, postage prepaid, to each Director, addressed to him or her at his or her residence or usual place of business, at least two days before the day on which such meeting is to be held; or (b) when sent to him or her at such address by telegraph, cable, telex, telecopier, facsimile or other similar means, or when delivered to him or her personally, or when given to him or her by telephone or other similar means, in any event at least 24 hours before the time at which such meeting is to be held. Such notice shall specify the place, date and time of the meeting; however, except as otherwise specifically required by these Bylaws, notice of any Regular or Special Meeting of the Board of Directors need not state the purpose or purposes of such meeting and, at any such meeting duly held, any business may be transacted. At any meeting of the Board of Directors at which every Director shall be present, even though without such notice, any business may be transacted. Any acts or proceedings taken at a meeting of the Board of Directors not validly called or convened may be made valid and fully effective by ratification at a subsequent meeting that has been validly called or convened. A written waiver of notice of a Special or Regular Meeting, signed by the person or persons entitled to such notice, whether before or after the time

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stated therein, shall be deemed the equivalent of such notice, and attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except when the Director attends the meeting and prior to or at the commencement thereof protests the lack of proper notice to him or her, or that the meeting is not lawfully called or convened.

              SECTION 2.12 QUORUM AND VOTING. At all meetings of the Board of Directors, the presence of a majority of the Directors then in office shall constitute a quorum for the transaction of business; PROVIDED, HOWEVER, that such number may not be less than one-third of the entire Board. Except as otherwise required by law, the Certificate of Incorporation, or these Bylaws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. At all meetings of the Board of Directors, each Director shall have one vote.

              SECTION 2.13 COMMITTEES. The Board of Directors may appoint an Executive Committee, an Audit Committee, an Executive Compensation Committee and any other committee of the Board of Directors, each to consist of three or more Directors of the Corporation. Each such committee shall have and may exercise all of the powers and authority of the Board of Directors necessary and appropriate to the carrying out of its functions, EXCEPT that no such committee shall have the power or authority:

          (a) To amend the Certificate of Incorporation or these Bylaws;

          (b) To adopt an agreement of merger or consolidation;

          (c) To recommend to the stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets;

          (d) To recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; nor

          (e) To declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law unless the resolution creating such committee expressly so provides.

          The Executive Committee of the Board shall have the power and authority to act in lieu of the full Board of Directors as may be necessary in the intervals between Board meetings and as otherwise requested by the full Board, except as otherwise specifically circumscribed by the Delaware General Corporation Law, the Corporation's Certificate of Incorporation or these Bylaws.

          The Audit Committee of the Board shall periodically review the Corporation's auditing practices and procedures, make recommendations to management or to the Board of Directors as to any changes to such practices and procedures deemed necessary from time to time to comply with applicable auditing rules, regulations and practices, and recommend independent auditors for the Corporation to be elected by the stockholders.

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A majority of this Committee shall at all times consist of Directors who are not also employees or officers of the Corporation.

              The Executive Compensation Committee of the Board shall meet from time to time to make recommendations to the Board of Directors concerning the compensation and benefits payable to the Corporation's executive officers and other senior executives.

              Each such committee shall serve at the pleasure of the Board of Directors and shall be subject to the control and direction of the Board of Directors. In the absence of any member of any such committee, the members thereof present at any meeting may appoint a member of the Board of Directors previously designated by the Board of Directors as a committee alternate to act in the place of such absent member. Any such committee shall keep written minutes of its meetings and report the same to the Board of Directors at the next Regular Meeting of the Board of Directors.

              SECTION 2.14 COMPENSATION. The Board of Directors may, by resolution passed by a majority of those in office, fix the compensation of Directors for service in any capacity and may fix fees for attendance at meetings and may authorize the Corporation to pay the traveling and other expenses of Directors incident to their attendance at meetings, or may delegate such authority to a committee of the Board of Directors. The Board of Directors shall fix the compensation of all officers of the Corporation who are appointed by the Board of Directors. The Board of Directors may authorize the Chairman or the President to fix the compensation of such assistant and subordinate officers and agents as either of them is authorized to appoint and remove.

              SECTION 2.15 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

                           ARTICLE III

                             OFFICERS

              SECTION 3.01 GENERAL PROVISIONS. The officers of the Corporation shall be the Chairman of the Board, a President, such number of Vice Presidents as the Board of Directors may from time to time determine, a Secretary and a Treasurer. Any person may hold any two or more offices and perform all the duties thereof. The Board of Directors may also elect a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Controller, one or more Assistant Secretaries and such other officers as it may determine from time to time in the exercise of its sole discretion.

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              SECTION 3.02 ELECTION, TERMS OF OFFICE, AND QUALIFICATION. The
officers of the Corporation named in Section 3.01 of this Article III shall be elected by the Board of Directors for an indeterminate term and shall hold office at the pleasure of the Board of Directors.

              SECTION 3.03 ADDITIONAL OFFICERS, AGENTS, ETC. In addition to the officers mentioned in Section 3.01 of this Article III, the Corporation may have such other officers or agents as the Board of Directors may deem necessary and may appoint, each of whom shall hold office for such period, have such authority and perform such duties as may be provided in these Bylaws as the Board of Directors may from time to time determine. The Board of Directors may from time to time delegate to the Chairman or the President the power to appoint any subordinate officers or agents and prescribe the powers and duties thereof. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate the powers and duties of such officer, in whole or in part, to any other officer, or to any Director.

              SECTION 3.04 REMOVAL. Any officer of the Corporation may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any meeting. Any officer appointed not by the Board of Directors but by an officer or committee to which the Board of Directors shall have delegated the power of appointment may be removed, with or without cause, by the Board of Directors, by the committee that or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the Board of Directors.

              SECTION 3.05 RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors, or to the Chairman, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

              SECTION 3.06 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, shall be filled in the manner prescribed in these Bylaws for regular appointments or elections to such office.

                              ARTICLE IV

                       DUTIES OF THE OFFICERS

              SECTION 4.01 CHAIRMAN. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors, and shall have general charge of and be primarily responsible for the conduct of the business of the Corporation, including long-range planning and strategic analyses of the Corporation's future growth and direction, and subject to the Board's approval, establishing the general business policies


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and goals of the Corporation. Except where by law the signature of the President is required, the Chairman shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman shall exercise all the powers and discharge all the duties of the President. The Chairman shall also perform such duties and may exercise such other powers as from time to time may be assigned by these Bylaws or by the Board of Directors.

              SECTION 4.02 PRESIDENT. The President shall, subject to the control of the Board and the Chairman, have general supervision of the day-to-day operation and administration of the business of the Corporation, together with such other duties and such other powers as from time to time may be assigned by the Board of Directors or the Chairman. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors Or Chairman. In the absence or disability of the Chairman, the President shall preside at all meetings of the shareholders and the Board of Directors.

              SECTION 4.04 VICE PRESIDENTS. The Vice Presidents shall perform such duties as are conferred upon them by these Bylaws or as may from time to time be assigned to them by the Board of Directors, the Chairman or the President. Any one of the Vice Presidents may be designated by the Board of Directors as an Executive Vice President. At the request of the Chairman or the President, or in the absence or disability of the President, the Executive Vice President shall perform all the duties and have all the powers of the President. If there be no Executive Vice President, the Vice President designated by the Board of Directors shall perform such duties and exercise such functions. Each Vice President shall have such other powers and duties as may from time to time be properly prescribed by the Board of Directors, the Chairman, or the President.

              SECTION 4.05 TREASURER. The Treasurer shall keep correct and complete books and records of account for the Corporation. Subject to the control and supervision of the Board of Directors and the Chairman, or such other officer as either of them may designate, the Treasurer shall establish programs for the provision of the capital required by the Corporation, including negotiating the procurement of capital and maintaining adequate sources for the Corporation's current borrowings from lending institutions. He shall maintain banking arrangements to receive, have custody of and disburse the funds and securities of the Corporation. He shall invest the funds of the Corporation as required, and establish and coordinate policies for investment in pension and other similar accounts due the Corporation. The Treasurer shall have such other powers and duties as may from time to time be properly prescribed by the Board of Directors, the Chairman, the President or the Chief Financial Officer.

              SECTION 4.06 SECRETARY; ASSISTANT SECRETARY. The Secretary shall attend all meetings of the Board of Directors and of the stockholders, and shall record all votes

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in the Minutes of all such proceedings in a book to be maintained for such purpose. The Secretary shall give or cause to be given a notice of all meetings of stockholders and of the Board of Directors. The Secretary shall be the custodian of the seal of the Corporation and shall affix the seal to any instrument when authorized by the Board of Directors. The Secretary shall keep all the documents and records of the Corporation, as required by law or otherwise, in a proper and safe manner. At the request of the Board of Directors, the Chairman, the President, or the Secretary, any Assistant Secretary shall have all the powers and duties of and may act in place of the Secretary. The Secretary and each Assistant Secretary shall have such other powers and duties as may from time to time be properly prescribed by the Board of Directors, the Chairman or the President.

              SECTION 4.07 CHIEF FINANCIAL OFFICER. The Board of Directors may appoint a Chief Financial Officer. Subject to the control and supervision of the Board of Directors and the Chairman, the Chief Financial Officer shall have general charge of establishing and overseeing all financial and accounting policies and matters of the Corporation. The Chief Financial Officer shall also have such other powers and duties as may from time to time be properly prescribed by the Board of Directors or the Chairman.

              SECTION 4.08 CONTROLLER. The Board of Directors may appoint a Controller. Subject to the control and supervision of the Board of Directors, the Chairman, or such officer as either of them may designate, the Controller shall establish, coordinate and administer an adequate plan for the financial control of operations, including profit planning, programs for capital investing and for financing, sales forecasts, expense budgets and cost standards, together with the necessary procedures to effectuate such plans. The Controller shall compare performance with operating plans and standards and shall report and interpret the results of operations to all levels of management.

                            ARTICLE V

           INDEMNIFICATION OF DIRECTORS AND OFFICERS

              SECTION 5.01 INDEMNIFICATION. The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article V. is in effect. Any repeal or amendment of this
Article V. shall be

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prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article V. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise.
               The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.
               Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article V. shall extend to proceedings involving the negligence of such person.
               As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigations that could lead to such an action, suit or proceeding.

                           ARTICLE VI

                   SHARES AND THEIR TRANSFER

               SECTION 6.01 CERTIFICATE FOR SHARES. Every owner of one or more shares in this Corporation shall be entitled to a certificate, which shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares in the Corporation

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

owned by such person. When such certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers may be facsimile, engraved, stamped or printed. The certificates for the respective classes of such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman, the President or a Vice President and by the Secretary or the Treasurer. A record shall be kept of the name of the person, firm, or corporation owning the shares represented by each such certificate and the number of shares represented thereby, the date thereof and in case of cancellation, the date of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificates until such certificates shall have been so cancelled. In case any officer who has signed, or whose facsimile signature has been placed upon a certificate, shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer at the date of issue.

              SECTION 6.02 LOST, DESTROYED OR MUTILATED CERTIFICATES. If any certificates for shares in this Corporation become worn, defaced, or mutilated but are still substantially intact and recognizable, the Directors, upon production and surrender thereof, shall order the same cancelled and shall issue a new certificate in lieu of same. The holder of any shares in the Corporation shall immediately notify the Corporation if a certificate therefor shall be lost, destroyed, or mutilated beyond recognition, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed or mutilated beyond recognition. Unless otherwise provided by the Board of Directors or an officer of the Corporation, the owner of the certificate which has been lost, destroyed, or mutilated beyond recognition, or his legal representative, shall give the Corporation a bond in such sum and with such surety or sureties as may be required to adequately indemnify the Corporation against any claim that may be made against it on account of the alleged loss, destruction, or mutilation of any such certificate. The Board of Directors may, however, in its discretion, refuse to issue any such new certificate pending the resolution of any legal proceedings involving such certificate or the loss, destruction or mutilation thereof.

              SECTION 6.03 TRANSFERS OF SHARES. Transfers of shares in the Corporation shall be made only on the books of the Corporation by the registered holder thereof, his or its legal guardian, executor, or administrator, or by his or its attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent appointed by the Board of Directors, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by properly executed stock powers (and any requested signature guarantees) and evidence of the payment of all taxes imposed upon such transfer. The person in whose name shares stand on the books of the Corporation shall, to the full extent permitted by law, be deemed the owner thereof for all purposes as regards the Corporation, and the Corporation shall not be bound to recognize any equitable or other claim or interest in such


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shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by statute.

              SECTION 6.04 STOCK LEDGERS. The stock ledgers of the Corporation containing the names and addresses of the stockholders and the number of shares held by them respectively shall be maintained at the principal offices of the Corporation, or, if there be a transfer agent, at the office of such transfer agent as the Board of Directors shall determine.

              SECTION 6.05 REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient and not inconsistent with these Bylaws concerning the issue, transfer, and registration of certificates for shares in the Corporation. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.

                            ARTICLE VII

                              FINANCES

              SECTION 7.01 DIVIDENDS. Subject to any statutory provisions, dividends upon the capital stock of the Corporation may be declared by the Board of Directors, payable on such dates as the Board of Directors may designate.

              SECTION 7.02 RESERVES. Before the payment of any dividend, there may be set aside out of the funds of the Corporation available for dividends, such sum or sums as the Board of Directors may from time to time in its absolute discretion deem proper as a reserve to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall deem conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserve in the manner in which it was created.

              SECTION 7.03 BILLS, NOTES, ETC. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                            ARTICLE VIII

                             DIVISIONS

              SECTION 8.01 CREATION OF DIVISIONS. The Board of Directors may from time to time create Divisions of the Corporation as operational units of the Corporation, and may


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


set apart to such Divisions such aspects or portions of the business, affairs and properties of the Corporation as the Board of Directors may from time to time determine.

              SECTION 8.02 DIVISION OFFICERS. The Board of Directors of the Corporation may appoint as officers of a Division a President, one or more Vice Presidents, a Secretary, a Treasurer and any other officers, all of whom shall serve at the pleasure of the Board of Directors. The same person may hold two or more offices of a Division, and any person holding an office of a Division may also be elected an officer of the Corporation. The officers and all other persons who shall serve a Division in the capacities set forth in this Article are hereby appointed agents of the Corporation with the powers and duties herein set forth; provided, however, that the authority of said agents shall be limited to matters related to the properties, business and affairs of the Division and shall not extend to any other portion of the properties, business and affairs of the Corporation. The Board of Directors may from time to time authorize the Chairman or the President of the Corporation to appoint and remove all such Divisional officers and agents and to prescribe their respective powers and duties.

              SECTION 8.03 DIVISION PRESIDENT. The President of a Division shall be the Chief Executive Officer of the Division and shall have the responsibility for the general management of the affairs of the Division, subject to the direction of the Board of Directors and the Chairman of the Corporation. He shall see that all orders, instructions, policies and resolutions of the Board of Directors, the Chairman and the President of the Corporation relating to the business and affairs of the Division are carried into effect.

              SECTION 8.04 DIVISION SECRETARY. The Division Secretary shall have the custody of such books and papers, shall maintain such records and shall have such other powers and duties as may from time to time be properly prescribed by the Board of Directors, the Chairman, or the President of the Corporation and by the Division President.

              SECTION 8.05 DIVISION TREASURER. Subject to the direction of the Treasurer of the Corporation and the Division President, the Division Treasurer shall have custody of the funds and securities of the Division, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Division, shall deposit all monies and other valuable effects in the name and to the credit of the Division in such depositories as may be designated by the Board of Directors and shall have such other powers and duties as may from time to time be properly prescribed by the Board of Directors, the Chairman, or the President of the Corporation and by the Division President.


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

                          ARTICLE IX

                            SEAL

              The Board of Directors may provide a corporate seal, which shall be circular and contain the name of the Corporation engraved around the margin and the words "corporate seal," the year of its organization, and the word "Delaware."

                         ARTICLE X

                         AMENDMENTS

              SECTION 10.01 POWER TO AMEND. These Bylaws may be adopted, altered, amended or repealed by the affirmative vote of the holders of at least 67% of the issued and outstanding shares of this Corporation's Common Stock. The Board of Directors shall also have the power to adopt, alter, amend or repeal these Bylaws by a majority vote of the entire Board of Directors at any meeting thereof, subject to the right of the holders of this Corporation's Common Stock to adopt, alter, amend or repeal these Bylaws as aforesaid.



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